EXHIBIT 4.14
SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT is dated and made for reference as fully executed effective on April __, 2011 (the “Execution Date” herein) between (i) TapImmune, Inc., a company incorporated under the laws of the State of Nevada (the “Borrower”), (ii) each Lender that is a signatory hereto (each, a “Lender”, and together, the “Lenders”) and (iii) Sanders Ortoli Vaughn-Flam Rosenstadt LLP (the “Escrow Agent”) (the Borrower, Lenders and the Escrow Agent being hereinafter singularly also referred to as a “Party” and collectively referred to as the “Parties” as the context so requires).

WHEREAS:                      The Parties hereto have now reached an agreement whereby the Lenders will advance, by way of loan or loans to the Borrower, the maximum aggregate principal sum of two-million dollars (U.S. $2,000,000), or more at the discretion of the Company, in lawful money of the United States (the amounts collectively lent, the “Principal Sum”).

WHEREAS: In exchange for the Principal Sum, the Lenders shall receive (i) notes (the “Notes”, a form of which is attached hereto as Schedule A) with interest accruing on the Principal Sum at the minimal rate of ten percent (10%) per annum and the principal of which can be converted into shares of the Borrower’s common stock (the “Conversion Shares”), (ii) warrants to acquire up to 2 additional shares of common stock for every $1 lent (as exercised, collectively, the “Warrant Shares”)  for a term of 5 years exercisable at $0.25 (the “Warrants”), in the form attached hereto as Schedule B (the “Warrant Agreement”) and (iii) a security interest over the Borrower’s assets (the “Security”) pursuant to a Security Agreement (the form of which is attached hereto as Schedule B).

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the proposed advancement by the Lenders to the Borrower of up to the entire and aggregate Principal Sum and in consideration of the mutual agreements herein contained,

THE PARTIES HERETO MUTUALLY COVENANT AND AGREE AS FOLLOWS:

Article I
GENERAL PROVISIONS, SCHEDULES AND INTERPRETATION

1.1                      Entire agreement.   This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties hereto with respect to the subject matter of this Agreement.

1.2                      Enurement.   This Agreement will enure to the benefit of and will be binding upon the Parties hereto, their respective heirs, executors, administrators, legal representatives, successors and assigns.

1.3                      Schedules.   The Schedules to this Agreement are hereby incorporated by reference into this Agreement in its entirety.

1.4                      Representation and costs.   It is hereby acknowledged by each of the Parties hereto that the Escrow Agent acts as legal counsel for the Borrower.  The Borrower and the Lender hereby waive any claim that they may have against the Escrow Agent having a conflict of interest in the representation of any party hereto.   In addition, it is hereby further acknowledged and agreed by the Parties hereto that the Escrow Agent and certain or all of its principal owners or associates, from time to time, may have both an economic or shareholding interest in and to the Borrower.  Correspondingly, and even where, as a result of this Agreement, the consent of each Party hereto to the role and capacity of the Escrow Agent, and its principal owners and associates, as the case may be, is deemed to have been received, where any conflict or perceived conflict may arise, or be seen to arise, as a result of any such capacity or representation, each Party hereto acknowledges and agrees to waive and such conflict and to obtain independent legal advice in respect of any such conflict or perceived conflict. Consequent thereon, the Escrow Agent, together with any such principal owners or associates, as the case may be, shall be at liberty at any time to resign any such position if it or any Party hereto is in any way affected or uncomfortable with any such capacity or representation.  Each Party to this Agreement will also bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by the Escrow Agent, shall be at the cost of the Borrower.

1.5                      Governing Law.  This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Borrower hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

1.6                      Further assurances.   The Parties hereto hereby, jointly and severally, covenant and agree to forthwith, upon request, execute and deliver, or cause to be executed and delivered, such further and other deeds, documents, assurances and instructions as may be required by the Parties hereto or their respective counsel in order to carry out the true nature and intent of this Agreement.

1.7                      Invalid provisions.   If any provision of this Agreement is at any time unenforceable or invalid for any reason it will be severable from the remainder of this Agreement and, in its application at that time, this Agreement will be construed as though such provision was not contained herein and the remainder will continue in full force and effect and be construed as if this Agreement had been executed without the invalid or unenforceable provision.

1.8                      Severability and construction.   Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to any of the Parties hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).

1.9                      Captions.   The captions, section numbers and Article numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

1.10                      Counterparts.   This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary and, if required, by facsimile, each of which so signed being deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the Execution Date as set forth on the front page of this Agreement.

1.14                      Notices.   Any notice, direction or other document or instrument required or permitted to be given under this Agreement shall be in writing and may be given by delivering or mailing by registered mail or sending by electronic mail to the addresses set forth first above for the Borrower and set out on the signature page for each of the Lenders.  All such notices, directions or documents aforesaid shall:

(a)	if delivered be deemed to have been given or made at the time of delivery; and

(b)	if sent by electronic mail, be deemed to have been given or made on the date following the day on which it was so transmitted.

Any Party may give written notice of change of address in the same manner as provided above to the other Parties and upon which such address shall be the address for the giving of notices hereunder.

Article 2
REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1           Lender Representations.  In order to induce the Borrower to accept this subscription, each Lender hereby represents and warrants to, and covenants with, the Borrower (solely on its own behalf and not as regards other Lenders) as follows:

A.      The Lender is purchasing the Notes (and the Conversion Shares and the Warrant Shares, together, the “Securities”) for the Lender’s own account (not as a nominee or agent) for investment purposes and not with a view towards resale or distribution of any part thereof. The Lender has no present arrangement or intention to sell or distribute the Securities, or to grant participation in the Securities. The Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Securities sold hereby;

B.      The Lender acknowledges and agrees that neither the United States Securities & Exchange Commission nor any securities agency of any other jurisdiction has reviewed the placement of the Securities and that the Securities have not been registered under the Act. Certificates representing the Securities will bear the following legend and the Lender agrees to abide by the terms thereof:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE  BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

C.      The Lender has had the opportunity to ask and receive answers to any and all questions the Lender had with respect to the Borrower, its management and its current financial condition;

D.      The Lender acknowledges that the Borrower has recommended that each Lender obtain independent legal and financial advice prior to subscribing, including but not limited to advice as to the legality of any resale of the securities comprising the Securities, as well as the suitability of the investment for the Lender;

E.      Except as set forth in this Agreement, no representations or warranties have been made to the Lender by the Borrower or any agent, employee or affiliate of the Borrower and in entering into this transaction the Lender is not relying upon any information, other than that contained in this Agreement and the result of independent investigation by the Lender;

F.      The Lender understands that the Securities are being sold to it in reliance on specific exemptions from the registration requirements of the United States Federal and State securities laws, and that the Borrower is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the applicability of such exemptions and the suitability of the Lender to acquire the Securities;

G.      The Lender has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement is a legally binding obligation of the Lender enforceable against the Lender in accordance with its terms;

H.      The Lender is not purchasing the Securities as a result of any advertisement of the offering of the Securities;

I.      This subscription for the Securities has not been induced by any representations or warranties by any person whatsoever with regard to the future value of the Borrower 's securities;

J.      The Lender agrees not to engage in hedging transactions with regard to the Securities unless in compliance with the Act; and

K.         Such Lender acknowledges that he has received, carefully read and understands in their entirety (i) this Agreement; (ii) all information necessary to verify the accuracy and completeness of the Borrower’s representations, warranties and covenants made herein; (iii) a private placement memorandum being circulated herewith; and (iv) written (or verbal) answers to all questions the Lender submitted to the Borrower regarding an investment in the Borrower; and the Lender has relied on the information contained therein and has not been furnished with any other documents, offering literature or prospectus.

L.      Such Lender understands that (i) the Securities being purchased hereunder have not been registered under the Securities Act, and any applicable state securities laws, or the laws of any foreign jurisdiction; (ii) Lender cannot sell the Securities unless they are registered under the Securities Act and any applicable state securities laws or unless exemptions from such registration requirements are available; (iii) a legend will be placed on any certificate or certificates evidencing the Securities, stating that such securities have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sales of the securities; (iv) the Borrower will place stop transfer instructions against the Securities and the certificates for the Securities to restrict the transfer thereof; and (v) the Borrower has no obligations to register the Securities or assist the Lender in obtaining an exemption from the various registration requirements except as set forth herein.  Lender agrees not to resell the Securities without compliance with the terms of this Agreement, the Securities Act and any applicable state or foreign securities laws.

M.      Such Lender understands that an investment in the Securities involves substantial risks, and Lender recognizes and understands the risks relating to the purchase of the Securities, including the fact that the Lender could lose the entire amount of the Lender’s investment in the Securities.

N.             Such Lender has substantial investment expertise in capital offerings and is extremely familiar with the Borrower’s business plan, and is knowledgeable about the risks associated with the business in which the Borrower is engaged, namely, and has either alone or together with the Lender’s representative, such knowledge and experience in financial and business matters that the Lender is capable of evaluating the merits and risks of an investment in the Borrower.

O. Lender is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.  If the Lender is a natural person, such Lender (i) is a citizen or resident of the country set forth as his permanent address below, (ii) is at least 21 years of age, (iii) has adequate means of providing for his current needs and personal contingencies, (iv) has no need for liquidity in his investment in the Securities, and (v) maintains his domicile (and is not a transient or temporary resident) at the address shown below.  Lender represents and warrants to the Borrower that he, she or it is one of the following:

a.           an individual whose individual net worth, or joint net worth with that individual’s spouse, exceeds $1,000,000;

           b.           an individual who had an individual income in excess of $200,000 in 2008 and 2009 or who had joint income with that individual’s spouse in excess of $300,000 in each of those years and who reasonably expects to have that income level in 2011;

           c.           a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the “1940 Act”) or a business development company as defined in Section 2(a)(48) of the 1940 Act; a Small Business Investment Company licensed by the U.S. Small Business Investment Act of 1958; or an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000; or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

           d.           a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

           e.           an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

           f.           a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act;

           g.           an individual who is a director or executive officer of the Borrower or

h.           an entity in which all of the equity owners are accredited investors.

2.2      Representations of the Borrower. The Borrower represents and warrants to each Lender that:

A.                The Borrower is duly incorporated under the laws of the State of Nevada and is in good standing in accordance with all applicable federal and state laws;

B.                The execution, delivery and performance of this Agreement by the Borrower and the performance of its obligations hereunder do not and will not constitute a breach or violation of any of the terms and provisions of, or constitute a default under or conflict with or violate any provisions of (i) any applicable statute or regulation, or (ii) any judgment, decree or order of any court or government body having jurisdiction over the Borrower or any of its property;

C.           The Borrower’s annual, quarterly and other reports filed with the U.S. Securities and Exchange Commission materially reflect the Borrower and its business as of the date of the respective reports.

D.           Other than a security interest granted to Iroquois Master Fund Ltd., CGM Custodian for the IRA of David S. Nagelberg, Next View Capital L.P. and Prufrock Partners Ltd. in connection the sale on May 24, 2010 of $1,530,000 of debentures (including any interest due thereon) (the “Permitted Liens”), there are no security interests currently existing on the assets and collateral that are the subject of the Security Agreement.

E.           When paid for in accordance with their terms, the Notes shall be validly issued and duly authorized and, if converted in accordance with the terms of the Notes, the Conversion Shares and Warrant Shares to be issued shall duly authorized and validly issued.

Article 3
CLOSING

3.1                      Actions upon Signing.  Upon the signing of this Agreement, the Lender shall deliver to the Escrow Agent (i) funds equal to the Subscription Amount set forth on the signature page hereto, (ii) an executed copy of this Agreement and (iii) an executed copy of the Security Agreement.  Upon the signing of this Agreement, the Borrower shall deliver to the Escrow Agent (i) a note with a face amount equal to the Subscription Amount set forth on the signature page hereto, (ii) an executed copy of this Agreement (iii) an executed copy of the Warrant Agreement, and (ivi) an executed copy of the Security Agreement.

Article 4
Escrow Provisions

A.The parties hereby appoint Sanders Ortoli Vaughn-Flam Rosenstadt LLP as Escrow Agent under this Agreement and agree to pay the Escrow Agent a fee of US$2,500 for all services as Escrow Agent related to all subscriptions being made in this placement (“Escrow Agent’s Fee”). The Escrow Agent’s Fee shall be paid directly from the proceeds of the sale of the Notes.  The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall, subject to the terms of this Agreement, distribute the Funds received hereby.

B.The Escrow Agent shall release the funds upon delivery to the Lender of the Note and Warrants.  If the Escrow Agent receives any funds hereunder after the Initial Closing from a Lender, but does not receive a Note as set out hereunder to send to such Lender within two weeks of receipt of the funds, the Escrow Agent may return the funds to such Lender less any wire fees and such Lender’s pro-rata portion of the Escrow Fee.

C.            The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties.  The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud and willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud and willful misconduct.

D.           The Escrow Agent’s responsibilities as Escrow Agent hereunder shall terminate if the Escrow Agent resigns by giving written notice to the Borrower.  In the event of any such resignation, the parties shall appoint a successor Escrow Agent and the Escrow Agent shall deliver to such successor Escrow Agent any escrow funds then held by the Escrow Agent hereunder.

E.           The Company and the Purchaser hereby waive any conflict that may exist from the Escrow Agent representing the Company and from the Escrow Agent’s ability to pay itself from the Funds for amounts due under this Agreement and outside of this Agreement.

F.           It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the escrow funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said escrow funds until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings, or (2) to deliver the escrow funds and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the State of New York.

G.           The parties hereto agree, jointly and severally, to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Subscription Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

Article 5
DEFAULT

5.1                      Default.   Notwithstanding any other provision of this Agreement, the occurrence of any of the following events or conditions will also constitute a default (the “Default”) under this Agreement by the Borrower:

(a)
the Borrower does not observe or perform any of the Borrower’s obligations under this Agreement and shall fail to cure such default within 30 calendar days after receipt of notice thereof in writing by the Borrower from a Lender;

(b)	any representation, warranty, covenant or statement made by or on behalf of the Borrower to a Lender is untrue in any material respect at the time when or as of which it was made;

(c)	the Borrower ceases or threatens to cease to carry on in the normal course the Borrower’s business or any material part thereof;

(d)
a proceeding shall have been instituted in a court having jurisdiction seeking a decree or order for relief in respect of the Borrower in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Borrower for any substantial part of the Borrower’s property, or for the winding-up or liquidation of the Borrower’s affairs;

(e)
the Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of any order for relief in an involuntary case under any such law or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Borrower or for any substantial part of the Borrower’s property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay the Borrower’s debts as they become due, or shall take any action in furtherance of any of the foregoing; or

(f)	the Borrower defaults under any material contract to which it is a party or under any loan or other financing contract or agreement to which it is a party.

6.2                      Additional remedies.   Notwithstanding any other provision of this Agreement, upon Default the Lenders will have, in addition to the rights and Security specifically provided for in this Agreement, all of the rights and remedies available to them by the rights and remedies recognized at law and in equity.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF each of the Parties hereto has set their respective hands and seals in the presence of their duly authorized signatories as of the Execution Date determined hereinabove.

TAPIMMUNE, INC.,
the Borrower herein,

Name:
Title:

SANDERS ORTOLI VAUGHN-FLAM ROSENSTADT LLP,
the Escrow Agent herein,

Name:
Title:

IN WITNESS WHEREOF each of the Parties hereto has set their respective hands and seals in the presence of their duly authorized signatories as of the Execution Date determined hereinabove.
a Lender herein, By:

Email Address of Lender:________________________________________________

Address for Notice of Lender:

Address for Delivery of Securities for Lender (if not same as above):

Subscription Amount:

__________